Joint Filer Information

Name:	Deerfield Partners, L.P., Deerfield Mgmt, L.P., Deerfield Private Design Fund IV, L.P., Deerfield Mgmt IV, L.P., Deerfield Management Company, L.P.

Address:	780 Third Avenue, 37th Floor New York, NY 10017

Designated Filer:	James E. Flynn

Issuer and Ticker Symbol:	DFP Healthcare Acquisitions Corp. [DFPH]

Date of Event Requiring Statement:	March 10, 2020

The undersigned, Deerfield Mgmt IV, L.P., Deerfield Management Company, L.P., Deerfield Private Design Fund IV, L.P., Deerfield Mgmt, L.P. and Deerfield Partners, L.P. are jointly filing the attached Initial Statement of Beneficial Ownership on Form 3 with James E. Flynn with respect to the beneficial ownership of securities of DFP Healthcare Acquisitions Corp.

Signatures:

DEERFIELD MGMT IV, L.P. By: J.E. Flynn Capital IV, LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact	DEERFIELD MGMT, L.P. By: J.E. Flynn Capital, LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact
DEERFIELD MANAGEMENT COMPANY, L.P. By: Flynn Management LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact	DEERFIELD PARTNERS, L.P. By: Deerfield Mgmt, L.P., General Partner By: J.E. Flynn Capital, LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact
DEERFIELD PRIVATE DESIGN FUND IV, L.P. By: Deerfield Mgmt IV, L.P., General Partner By: J.E. Flynn Capital IV, LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact